EXHIBIT 21

 CAI WIRELESS SYSTEMS, INC.

  LIST OF SUBSIDIARIES OF THE
           REGISTRANT
     SUBSIDIARIES OF THE
         REGISTRANT


      SUBSIDIARY                                 NAME UNDER WHICH SUBSIDIARY              STATE OF
                                                     CONDUCTS BUSINESS                 INCORPORATION

Greater Albany Wireless Systems, Inc.              Capital Choice Television            New York
Rochester Choice Television, Inc.                                                       Delaware
Hampton Roads Wireless, Inc.                                                            Delaware
Eastern New England TV, Inc.                                                            Delaware
Connecticut Choice Television, Inc.                                                     Connecticut
Commonwealth Choice Television, Inc.                                                    Delaware
Atlantic Microsystems, Inc.                                                             Delaware
Housatonic Wireless, Inc.                                                               New York
New York Choice Television, Inc.                   Wireless Cable of New York           New York
Niskayuna Associates, Inc.                                                              Delaware
Onteo Associates, Inc.                                                                  New York
Washington Choice Television, Inc.                 Atlantic Wireless                    Delaware
CAI CT Holdings Corp.                                                                   Delaware
CAI Developments, Inc.                                                                  Delaware
CAI/AMI Spectrum Management, Inc.                                                       Delaware
Philadelphia Choice Television, Inc.               Popvision                            Delaware
ACS License, Inc.                                                                       Pennsylvania
Onondaga Wireless, Inc.                                                                 New York
Chenango Associates, Inc.                                                               New York
AMI Boston, Inc.                                                                        Delaware
CAI Data Systems, Inc.                                                                  Delaware
CAI Wireless Internet, Inc.                                                             Delaware
Springfield License, Inc.                                                               Delaware
Springfield Choice Television, Inc.                                                     Delaware

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